Exhibit 3.1

SENIOR HOUSING PROPERTIES TRUST

ARTICLES OF AMENDMENT

Senior Housing Properties Trust, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  Section 6.1 of Article VI of the Declaration of Trust of the Trust (the “Declaration”) is hereby amended to increase the number of Shares (as defined therein) that the Trust has authority to issue to 220,000,000 and the number of Common Shares (as defined therein) that the Trust has authority to issue to 220,000,000.

SECOND:  The amendment to the Declaration as set forth above has been duly approved by the Board of Trustees of the Trust as required by law.  Pursuant to Section 8-203(a)(8) of the Maryland REIT Law and Article VI, Section 6.1 of the Declaration, no shareholder approval was required.

THIRD:  The total number of shares of beneficial interest which the Trust had authority to issue immediately prior to this amendment was 200,000,000, consisting of 200,000,000 Common Shares, $.01 par value per share, having an aggregate par value of $2,000,000.

FOURTH:  The total number of shares of beneficial interest which the Trust has authority to issue pursuant to this amendment is 220,000,000, consisting of 220,000,000 Common Shares, $.01 par value per share, having an aggregate par value of $2,200,000.

FIFTH:  The undersigned officer of the Trust acknowledges these Articles of Amendment to be the corporate act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his or her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment to be executed in its name and on its behalf by its President, and attested to by its Secretary, on this 17th day of April, 2014.

ATTEST:	SENIOR HOUSING PROPERTIES TRUST

/s/ Jennifer B. Clark	By:	/s/ David J. Hegarty	(SEAL)
Jennifer B. Clark		David J. Hegarty
Secretary		President